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                                                 EXHIBIT 5.1

                [Letterhead of Haskell Slaughter & Young, L.L.C.]



                                  May 21, 1999


SI Diamond Technology, Inc.
3006 Longhorn Boulevard, Suite 107
Austin, Texas  78758

         Re:      REGISTRATION STATEMENT ON FORM S-8--

                  AMENDED AND RESTATED 1992 OUTSIDE DIRECTORS' STOCK OPTION PLAN OF SI DIAMOND TECHNOLOGY, INC. ("SI DIAMOND"); AMENDED AND RESTATED 1992 EMPLOYEE STOCK OPTION PLAN OF SI DIAMOND; AMENDED AND RESTATED 1998 DIRECTORS AND OFFICERS STOCK OPTION PLAN OF SI DIAMOND

Gentlemen:

         We have served as counsel for SI Diamond Technology, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1993, as amended, of an aggregate of 6,500,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants of the above-referenced plans (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations we have deemed relevant, it is our opinion that:

                  1.       The Shares have been duly authorized.

                  2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.



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SI Diamond Technology, Inc.
May 21, 1999
Page 2


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    HASKELL SLAUGHTER & YOUNG, L.L.C.


                                    By:         /s/ Donald T. Locke
                                       -----------------------------------------
                                                  Donald T. Locke